Exhibit 99.1

Contacts:
HemoSense, Inc.	Lippert/Heilshorn & Associates
Maria Navarro, EVP, Operations and Development	Don Markley or Brandi Floberg
mnavarro@hemosense.com	bfloberg@lhai.com
(408) 240-3802	(310) 691-7100

HemoSense Expands INRatio Production Capacity

Through Packaging Agreement with J-PAC

SAN JOSE, Calif. (April 5, 2006) – HemoSense, Inc. (AMEX:HEM) today announced that it has signed an agreement with J-PAC, a medical device assembly and packaging services company, to provide highly customized packaging services for HemoSense’s INRatio® PT/INR monitoring system test strips.

“By utilizing J-PAC’s expertise in medical device assembly and packaging we can expand our production capacity to meet anticipated future demand for INRatio test strips,” said Maria Navarro, executive vice president of operations and development at HemoSense. “With this agreement in place, we can focus on enhancing other manufacturing capabilities at our San Jose facility.

“Our sales increased 170% in fiscal year 2005 and 112% in the first quarter of fiscal year 2006 over corresponding prior year periods. As we anticipate continued revenue growth, we believe that the expansion of our production capacity through this agreement will help us meet expected demand for INRatio test strips and move us toward our ultimate goal of profitability,” added Ms. Navarro.

Bill McLaughlin, president of J-PAC, said, “INRatio is clearly meeting a need for warfarin monitoring at home and in physician offices, and we are pleased to partner with HemoSense to fulfill current and future production requirements for their INRatio test strips.”

About HemoSense

HemoSense develops, manufactures and markets easy-to-use, handheld blood coagulation systems for monitoring patients taking warfarin. The HemoSense INRatio system, used by healthcare professionals and patients themselves, consists of a small monitor and disposable test strips. It provides accurate and convenient measurement of blood clotting time, or PT/INR values. Routine measurements of PT/INR are necessary for the safe and effective management of the patient’s warfarin dosing. INRatio is sold in the United States and internationally. For more information, visit www.hemosense.com.

About J-PAC

J-PAC was one of the first companies to utilize positive pressure HEPA filtered clean rooms for the purpose of manufacturing thermoformed tray packaging for the medical device industry. The company has since expanded into the manufacturing, assembly and packaging of sterile disposable and implantable medical devices. As a U.S. Food and Drug Administration (FDA)-registered and ISO-certified organization, J-PAC helps its clients bring their products to market and establish validated processes from scale-up to full scale production. For more information, visit www.j-pac.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements concerning the Company’s ability to meet future demand for test strips, expectations of future revenue growth, and profitability are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties which may cause the actual results to differ materially from the statements contained herein. Further information on the Company’s business, and risk factors are detailed in its filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended December 31, 2005 filed on February 14, 2006. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

HemoSense® and INRatio® are registered trademarks of HemoSense, Inc.

J-PAC ® is a registered trademark of J-PAC, LLC

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